UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2019

Horizon Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC (Global Select Market)

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 2, 2019, Horizon Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders. Only holders of the Company’s common stock at the close of business on March 1, 2019 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 38,391,369 shares of common stock entitled to vote. A total of 32,459,252 shares of common stock 84.5%, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.
The Company’s shareholders voted on three (3) proposals at the Annual Meeting. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 15, 2019. The final results of the votes regarding each proposal are set forth below.
Proposal 1: Election of Directors
The Company’s shareholders elected three (3) directors to the Board of Directors to serve for three-year terms until the 2022 annual meeting of shareholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Susan D. Aaron	23,913,373	1,464,486	7,081,393
Eric P. Blackhurst	24,755,951	621,908	7,081,393
Craig M. Dwight	24,704,044	673,815	7,081,393

Proposal 2: Advisory Vote to Approve Executive Compensation

The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
24,282,358	597,641	497,860	7,081,393

Proposal 3: Ratification of Independent Auditors

The votes regarding the ratification of the appointment of BKD, LLP as independent auditors for 2019 were as follows:

For	Against	Abstain
31,362,377	911,418	185,457

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 6, 2019	HORIZON BANCORP, INC.

	By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer